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                                                                    EXHIBIT 4.12

         NOMINEE HOLDER CERTIFICATION AND REQUEST FOR ADDITIONAL RIGHTS

To the Subscription Agent:

     The undersigned hereby certifies that it is a broker-dealer registered with the Securities and Exchange Commission, a commercial bank or trust company, a securities depository or participant therein, or a nominee therefor, holding of
record      shares of Common Stock, par value $.02 per share ("Common Stock"),
of EXCO Resources, Inc. ("EXCO") on behalf of           beneficial owners as of
the close of business on        , 2001 (the "Record Date") for the offering by
EXCO of an aggregate of approximately [       ] shares of   % convertible
preferred stock (the "Convertible Preferred Stock") of EXCO pursuant to transferable subscription rights (the "Rights") being distributed to record holders of shares of Common Stock, all as described in the prospectus of EXCO
dated        , 2001 (the "Prospectus"), a copy of which the undersigned has received. As stated in the Prospectus, one Right is being distributed for each
share of Common Stock held of record as of the close of business on        ,
2001. Accordingly, the undersigned requests that, upon surrender of its Rights
Certificate evidencing        Rights, a Rights Certificate evidencing
Rights be issued. The undersigned further certifies that each such beneficial owner is a bona fide beneficial owner of shares of Common Stock, that such beneficial ownership is reflected on the undersigned's records and that all shares of Common Stock which, to the undersigned's knowledge, are beneficially owned by any such beneficial owner through the undersigned have been aggregated in calculating the foregoing. The undersigned agrees to provide EXCO or its designee with such additional information as EXCO deems necessary to verify the foregoing.

                                            ------------------------------------
                                            Name of Record Holder

                                            By:
                                               ---------------------------------

                                                Name:
                                                     ---------------------------

                                                Title:
                                                      --------------------------

                                                Address:
                                                        ------------------------

                                                Telephone Number:
                                                                 ---------------

                                            Date:                  2001
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